BY-LAWS

of

STRUCTURED PRODUCTS CORP.

Adopted as of November 23, 1992

BY-LAWS
OF
STRUCTURED PRODUCTS CORP.

TABLE OF CONTENTS

BY-LAWS

of

STRUCTURED PRODUCTS CORP.

ARTICLE I

Offices

SECTION 1.1. Registered Office. The registered office shall be established and maintained at the office of The Corporation Trust Company at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.

SECTION 1.2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time select or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 2.1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as designated in the notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of Delaware to be taken at a stockholders' annual meeting, are taken by written consent in lieu of a meeting pursuant to Section 2.8.

SECTION 2.2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, President or Secretary, or by resolution of the board of directors, to be held at such place (within or without the State of

Delaware), date and hour as shall be designated in the notice thereof.

SECTION 2.3. Voting; List of Stockholders. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders of the Corporation need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at such meeting shall so determine. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 2.4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall

not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 2.5. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. Except as provided in the immediately succeeding sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting.

A written waiver of notice, signed by a stockholder entitled thereof, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder in person or by proxy at a stockholders' meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a) the Chairman of the Board;

(b) if there is no Chairman of the Board or if the Chairman of the Board shall be absent from such meeting, the President;

(c) if the Chairman of the Board and the President shall be absent from such meeting, any other officer of the Corporation designated by the board of directors or the Executive Committee to act as chairman of such meeting and to preside thereat; or

(d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if he shall be presiding over the meeting in accordance with the provisions of this Section or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 2.8. Action Without Meeting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

Board of Directors

SECTION 3.1. Number and Term. The number of directors shall be four (4) or such other number as from time to time shall be fixed by resolution of the board. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 3.2. Resignations. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.3. Vacancies. If the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 3.4. Removal. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, at an annual meeting or a special meeting called for that purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote.

SECTION 3.5. Change of Number. The number of directors may be changed by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at

a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 3.6. Powers. The board of directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-Laws, conferred upon or reserved to the stockholders.

SECTION 3.7. Meetings. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.

Except as otherwise provided herein, regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Not less than two days' written notice shall be given for any regular or special meeting of the board of directors relating to the issuance of stock of the Corporation, the removal of any member of the Executive Committee or the alteration or repeal of this provision.

Special meetings of the board of directors may be called by the Chairman of the Board, if any, President or by the Secretary on the written request of any director on at least two days' notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Notice of the time and place of any regular meeting which requires the giving of notice or each special meeting shall be sent to each member of the board of directors by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the board of

directors, or any committee designated by the board of directors, may participate in any meeting of the board of directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

At each meeting of the board of directors, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board; (b) the President; or (c) any director chosen by a majority of the directors present thereat. The Secretary or, in case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number.

SECTION 3.9. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board of directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with

the minutes of proceedings of the board of directors or such committee.

ARTICLE IV

Committees

SECTION 4.1. Designation, Term of Office and Qualifications. The board of directors may in its discretion, by a resolution duly adopted by a majority of the whole board, designate an Executive Committee consisting of one or more directors and may in its discretion, by a resolution duly adopted by a majority of the whole board, designate a Finance Committee consisting of one or more directors of the Corporation. Each member of the Executive Committee or the Finance Committee shall continue in office until his successor shall be designated, or until he shall cease to be a director, or until his death, resignation or removal, or until the dissolution of the Executive Committee or Finance Committee, as the case may be, in the manner provided in Section 4.3.

SECTION 4.2. Powers. Except as may be provided by law or by the resolution of designation, the Executive Committee, if designated, shall have and may exercise all of the powers of the board of directors in the management of the business and affairs of the Corporation, expressly including the power to declare a dividend or to authorize the issuance of stock, and including without limitation all powers expressly conferred on the board of directors by these By-laws, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Except as may be provided by law or by the resolution of designation, the Finance Committee, if designated, shall have and may exercise all of the powers of the board of directors in the management of the financial affairs of the Corporation, expressly including the power (i) to fix and determine the terms and conditions of, and authorize, execute, authenticate and deliver, any series (and any class within such series) of bonds, notes, or other indebtedness (or warrants to purchase bonds, notes or other indebtedness) issued by the Corporation or participations or other certificates evidencing interests in any asset or pool of assets acquired from time to time by the Corporation and (ii) to fix and determine the terms and conditions, and to effectuate, the acquisition, retention, pledging and maintenance of assets or pools of assets to be pledged as

collateral for any such series or class and to take any other action deemed necessary in connection with the foregoing and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, neither the Executive Committee nor the Finance Committee shall have the power to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all, or substantially all of the Corporation's property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

SECTION 4.3. Resignation, Removal or Dissolution. Any member of the Executive Committee or Finance Committee may resign at any time by giving written notice to the Chairman of the Board, if any, President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. Any member of the Executive Committee or Finance Committee may be removed at any time, either with or without cause, by a majority vote of the directors then in office, given at any meeting of the board of directors called for that purpose. The board of directors may, by a resolution duly adopted at any meeting, dissolve the Executive Committee or the Finance Committee.

SECTION 4.4. Vacancies. If any vacancy shall occur in the Executive Committee or the Finance Committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the board of directors or may be filled until the next meeting of the board of directors by the remaining members, if any, of the Executive Committee or the Finance Committee, as the case may be, whether or not he constitutes or they constitute a quorum.

SECTION 4.5. Meetings of the Executive Committee. The Executive Committee may provide for the holding of regular meetings at such times and places (within or without the State of Delaware) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. A special meeting of the Executive Committee may be called at any time by the Chairman of the Board, if any, the President or by any two members of the Executive Committee. Except as otherwise provided herein, no notice of any special or regular meeting need be given. Not less than two days' written notice shall be given for any regular or special meeting of the Executive Committee relating to

the issuance of stock of the Corporation or the alteration or repeal of this provision. Notice of the time and place of each regular or special meeting which requires the giving of notice shall be sent to each member of the Executive Committee by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held. Any member of the Executive Committee may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting within the meaning of Section 4.6 or for any other purpose. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the board of directors held next after such proceedings are taken. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with law, or with the Certificate of Incorporation.

SECTION 4.6. Quorum. At all meetings of the Executive Committee or the Finance Committee the presence in person of one-third of the members of the Executive Committee or the Finance Committee, as the case may be, shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, if a quorum shall be present, the act of a majority of the members present shall be the act of the Executive Committee or the Finance Committee, as the case may be. In the absence of a quorum, a majority of the members present, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time, until a quorum shall be present.

SECTION 4.7. Other Committees. The board of directors may in its discretion, by a resolution duly adopted by a majority of the whole board, designate such other committees as it may deem advisable. Each such committee shall consist of such number of directors or officers as may be so designated, and shall have and may exercise such powers, and shall perform such duties, as may be delegated to it by resolution of the board of directors. The board of directors shall have power at any time to

remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

SECTION 4.8. Temporary Committee Members. In the absence or disqualification of any member of any committee created pursuant to this Article IV the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors or another officer of the Corporation to act at the meeting in the place of any absent or disqualified member.

ARTICLE V

Officers

SECTION 5.1. Officers. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the board of directors and who shall hold office until their successors are elected and qualified. In addition, the board of directors may elect a Chairman, one or more Vice Chairmen, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the board of directors after each annual meeting, and each such officer shall hold office until his successor is elected or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided. More than two offices may be held by the same person.

The board of directors may elect or appoint such other officers as it deems necessary. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the board of directors may prescribe.

If additional officers are elected or appointed during the year, each of them shall hold office until his successor is elected or appointed or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

Any officer may resign at any time by giving written notice to the President or the Secretary of the

Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the board of directors shall be subject to removal at any time by the board of directors with or without cause.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

SECTION 5.2. Chairman of the Board. The Chairman of the board of directors, if one be elected, shall preside at all meetings of the stockholders if present thereat and he shall have such general powers and duties of supervision and management as are usually vested in the office of the Chairman of a corporation and shall perform such other duties as from time to time may be assigned to him by the board of directors.

SECTION 5.3. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the board of directors, shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of stockholders and the board of directors in the absence or non-election of the Chairman of the Board. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the board of directors may from time to time prescribe.

SECTION 5.4. Vice President. The Vice President, or Vice Presidents, if any, shall have such duties as the board of directors, the President, or the By-Laws may from time to time prescribe.

SECTION 5.5. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of

the Corporation in such depositaries as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

SECTION 5.6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the board of directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the board of directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the board of directors or the President, and attest the same.

SECTION 5.7. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the board of directors or the President.

ARTICLE VI

Miscellaneous

SECTION 6.1. Certificates of Stock. A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation.

SECTION 6.2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the board of directors

may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 6.3. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the certificates of such holders shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 6.4. Stockholders' Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 6.5. Dividends. Subject to the provisions of the Certificate of Incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for

dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 6.6. Seal. The corporate seal of the Corporation shall be in such form as shall be determined by the resolution of the board of directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 6.7. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the board of directors.

SECTION 6.8. Execution of Documents. Except as otherwise expressly provided by the Certificate of Incorporation of the Corporation or these By-Laws, the President or any other officer, employee or agent of the Corporation designated by the board of directors, or designated in accordance with corporate policy as approved by the board of directors, shall have the power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including the power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 6.9. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the board of directors.

SECTION 6.10. Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any other officer of the Corporation designated by the board of directors shall have the authority to (a) appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers

of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. The President or any such designated officer may instruct any person on persons appointed as aforesaid as to the manner of exercising such powers and rights.

SECTION 6.11. Checks. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the board of directors.

SECTION 6.12. Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the board of directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

SECTION 6.13. Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing,

signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

Indemnification

SECTION 7.1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was a director or officer of the Corporation and is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as provided in Section 7.4(d), the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

SECTION 7.2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article against any expenses, judgements, fines and amounts paid in settlement as specified in this Article or incurred by any Indemnitee in connection with any Proceeding referred to in this Article to the full extent of the law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under

this Article in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 7.3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

SECTION 7.4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

(a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

(b) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the

"Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that the Indemnitee has requested indemnification.

(ii) The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the board of directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 7.4(c).

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (ii) above a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object.

(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 7.4(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 7.4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to such indemnification and the Indemnitee shall

be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 7.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 7.4(b) that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the indemnitee is not entitled to indemnification under this Article.

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 7.4(b) or (c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 7.4(a) or (y) payment of indemnification is not made within five calendar days after a determination of entitlement of indemnification has been made or deemed to have been made

pursuant to Section 7.4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this paragraph (d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

(iv) In the event that the Indemnitee, pursuant to this paragraph (d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e) Definitions. For purposes of this Section 7.4:

(i) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(ii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the

Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

SECTION 7.5. Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article (including, without limitation, this Section 7.5) shall adversely affect the rights of any director or officer under this Article without the written consent of such director or officer.

SECTION 7.6. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 7.7. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article, the Corporation may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Corporation) who is or was involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any or all expenses (including attorneys' fees),

judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.

ARTICLE VIII

Amendments

These By-Laws may be amended or repealed, and new by-laws adopted, by the board of directors at any regular or special meeting thereof, but the stockholders of the Corporation entitled to vote may amend or repeal any By-Law whether or not adopted by them.